EXHIBIT 10.11

                         WAIVER AND SECOND AMENDMENT TO
               AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

       THIS WAIVER AND SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (the "Amendment") is dated as of October 31, 1996 and is by and between WASHINGTON SCIENTIFIC INDUSTRIES, INC. (the "Borrower") and FBS BUSINESS FINANCE CORPORATION (the "Lender"). Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

                                    RECITALS

       WHEREAS, the Borrower and the Lender are parties to an Amended and Restated Credit and Security Agreement, dated as of March 31, 1995 as amended by that certain First Amendment to Amended and Restated Credit and Security Agreement dated as of April 20,1995 (as so amended, the "Credit Agreement") under which the Lender has agreed to make Advances to the Borrower; and

       WHEREAS, the Borrower has informed the Lender of the occurrence of an Event of Default under the Credit Agreement; and

       WHEREAS, the Borrower and the Lender desire to amend the Credit Agreement and the Lender is willing to waive the Event of Default, all as hereinafter set forth.

       NOW THEREFORE, for value received, the Borrower and the Lender agree as follows.

              ARTICLE I - AMENDMENTS TO THE CREDIT AGREEMENT

       1.1 Amendments.

              (a) Section 5.5 of the Credit Agreement is amended to read in its entirety as follows:

                     5.5 Books, Records and Access. Maintain, and cause each
              Subsidiary to maintain, complete and accurate books and records (including, without limitation, records relating to Accounts Receivable, Inventory, Equipment and other Collateral), in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective business and activities. Cause its books and records as at the end of any accounting period to be posted and closed not more than 15 days after the last business day of such period. Permit, and cause each Subsidiary to permit, access by the Lender and its agents or employees to the books and records of the Borrower and such Subsidiary at the Borrower's or such Subsidiary's place or places of business at intervals to be determined by the Lender and without hindrance or delay, and permit, and cause each Subsidiary to permit, the Lender or its agents and employees to inspect the Borrower's Inventory and Equipment and such Subsidiary's inventory and equipment and to inspect, audit, check and make copies and/or extracts from the books, records, journals, orders, receipts correspondence and other data relating to Inventory, Accounts Receivable, chattel paper, General Intangibles, Equipment and any other Collateral or Third Party Collateral, or to any other transactions between the parties hereto. Any and all such inspections and/or audits shall be at the Borrower's expense. If no Event of Default or Unmatured Event of Default shall have occurred and be continuing, the Lender's audit described in the third sentence of this Section 5.5 shall be limited to no more than three such audits in any fiscal year of Borrower; provided however that if (i) no Event of Default or; Unmatured Event of Default shall have occurred and be continuing, and (ii) the average daily amount of outstanding Revolving Loans for the immediately preceding 120 days is $100,000 or less, then the Lender's audit described in the third sentence of this Section 5.5 shall be limited to inspection and other access as described therein with respect to Borrower's Equipment and any Subsidiary's equipment and all books, records, journals, orders, receipts, correspondence, and other data relating thereto, and shall be limited to no more than two such audits in any fiscal year of Borrower.

              (b) Supplement A to the Credit Agreement is hereby amended to read in its entirety in the form of Supplement A attached hereto as Exhibit A.

       1.2 Construction. All references in the Credit Agreement to "this Agreement", "herein" and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment.

                        ARTICLE II - DEFAULT AND WAIVER

       2.1 Event of Default. Under Section 5.4 of Supplement A to the Credit Agreement, the Borrower agreed to maintain a Cash Flow Coverage Ratio of not less than 1.1 to 1.0. The Borrower failed to maintain the required Cash Plow Coverage Ratio for the reporting period ending August 25,1996.

       2.2 Waiver. Upon the date on which this Amendment becomes effective, the Lender hereby waives the Borrower's Event of Default described in the preceding
Section 2.1. The waiver set forth herein shall not constitute a waiver by the Lender of any other Event of Default or any Unmatured Event of Default, if any, under the Credit Agreement, and shall not be, and shall not be deemed to be, a course of action with respect thereto upon which the Borrower may rely in the future and the Borrower hereby expressly waives any claim to such effect.

                  ARTICLE III- REPRESENTATIONS AND WARRANTIES

       To induce the Lender to enter into this Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Lender that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                        ARTICLE IV- CONDITIONS PRECEDENT

       This Amendment shall become effective as of the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent.

       4.1 Execution of Amendment and Supplement A. The Borrower and the Lender shall have executed this Amendment and initialled Supplement A as amended pursuant hereto.

       4.2 Warranties. Before and after giving effect to this Amendment, the representations and warranties in Article IV of the Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

       4.3 Defaults. After giving effect to this Amendment, no Event of Default and no Unmatured Event of Default shall have occurred and be continuing under the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

       4.4 Documents. The following shall have been delivered to the Lender, each duly executed and dated, or certified, as of the date hereof, as the case may be:

              (a) Resolutions. Certified copies of resolutions of the Board of Directors of the Borrower authorizing or ratifying the execution, delivery and performance, respectively, of this Amendment and other documents (if any) provided for in this Amendment.

              (b) Consents. Certified copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Amendment.

              (c) Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names of the officer or officers of the Borrower authorized to sign this Amendment and other documents provided for in this Amendment, together with a sample of the true signature of each such officer.

              (d) Good Standing Certificates. Certificates of good standing as to the Borrower issued by the Secretary of State of the state in which the Borrower is organized, and each other state in which the failure of the Borrower to be in good standing would constitute an Adverse Event or have a material adverse effect on the Lender's rights in any Collateral.

                              ARTICLE V - GENERAL

       5.1 Expenses. The Borrower agrees to reimburse the Lender upon demand for all reasonable expenses (including reasonable attorneys' fees and legal expenses) incurred by this Lender in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment hereunder, which obligations of the Borrower shall survive any termination of the Credit Agreement.

       5.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

       5.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

       5.4 Law. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.

       5.5 Successors; Enforceability. This Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Minneapolis, Minnesota by their respective officers thereunto duly authorized as of the date first written above.

                                   WASHINGTON SCIENTIFIC INDUSTRIES, INC.


                                   By: /s/ W. J. Lucke
                                       ----------------------------------
                                       Title: Vice President

                                   FBS BUSINESS FINANCE
                                   CORPORATION


                                   BY: /s/ Leonard H. Ramotar
                                       ----------------------------------
                                       Title: Vice President



                                                                       EXHIBIT A

                                  SUPPLEMENT A
                           (Amended October 31,1996)
                                       to
               AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT
                       Dated as of MARCH 31,1995 Between
                FBS BUSINESS FINANCE CORPORATION (the "Lender")
                                      and
            WASHINGTON SCIENTIFIC INDUSTRIES, INC. (the "Borrower")

       1. Credit Agreement Reference. This Supplement A, as it may be amended or modified from time to time, is a part of the Amended and Restated Credit and Security Agreement, dated as of March 31, 1995, between the Borrower and the Lender (together with all amendments, modifications and supplements thereto, the "Credit Agreement"). Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings given such terms in the Credit Agreement unless the context otherwise requires.

       2. Definitions.

              2.1 Revolving Credit Amount. The term "Revolving Credit Amount" shall mean the maximum amount of Revolving Loans which the Lender will make available to the Borrower which amount shall not exceed THREE MILLION AND NO/100 DOLLARS ($3,000,000); provided however that the aggregate outstanding principal balance of the Revolving Loans plus the Letter of Credit Obligations shall not exceed the Revolving Credit Amount.

              2.2 Borrowing Base.

                     (a) Definition. The term "Borrowing Base" shall mean an
              amount of up to 80% of the net amount (as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Accounts Receivable.

                     (b) Lender's Rights. The Borrower agrees that nothing
              contained in this Supplement A (a) shall be construed as the Lender's agreement to resort or look to a particular type or item of Collateral or as security for any specific Loan or advance or in any way limit the Lender's right to resort to any or all of the Collateral or as security for any of the Obligations, (b) shall be deemed to limit or reduce any lien on or any security interest in or upon any portion of the Collateral or other security for the Obligations or (c) shall supersede Section 2.10 of the Credit Agreement.

              2.3 Letter of Credit Sublimit. The term "Letter of Credit Sublimit" shall mean $300,000.

              2.4 Termination Date. The term "Termination Date" shall mean March 31, 1998.

       3. Interest; Fees.

              3.1 Loans.

                     (a) Interest to Maturity. The unpaid principal balance of
              the Revolving Loans shall bear interest to maturity at the Reference Rate in effect from time to time plus 1.50% per annum. The unpaid principal balance of the Term Loan shall bear interest to maturity at the Reference Rate in effect from time to time plus 1.75% per annum.

                     (b) Default Rate. If any amount of the Loans is not paid
              when due, whether by acceleration or otherwise, the entire unpaid principal balance of the Loans (other than Overdraft Loans and Over Advances) shall bear interest until paid at a rate per annum equal to the greater of (i) the Reference Rate from time to time in effect plus 4% or (ii) 4% above the Reference Rate in effect at the time such amount became due.

              3.2 Overdraft Loans; Over Advances. Overdraft Loans and Over Advances shall bear interest at the rate(s) determined pursuant to
       Section 2.7 or Section 2.8 of the Credit Agreement, as applicable.

              3.3 Commitment Fee. The Borrower shall pay to the Lender a commitment fee for the period from the date hereof to the date the Credit terminates in an amount equal to.75% per annum on the average daily Unused Revolving Credit Amount.

              3.4 Letter of Credit Fees. The Borrower shall pay the Lender, or any Affiliate, a commission on the undrawn amount of each Letter of Credit and on each L/C Draft accepted by the Lender, or such Affiliate, in an amount equal to 2.0% per annum.

              3.5 Prepayment Fee. Upon prepayment in full of the Term Loan pursuant to any third party refinancing of the same or in connection with a sale of the Borrower or substantially all of its assets, the Borrower shall pay to the Lender a prepayment fee in an amount equal to one percent (1%) of the outstanding principal balance of the Term Loan; provided, that if at the time of such prepayment the advance rate then applicable to Eligible Accounts Receivable pursuant to Section 2.2(a) of this Supplement A is less than 75%, the prepayment fee shall not be applicable.

       4. Eligible Account Receivable Requirements.

              (a) For Accounts Receivable which are due and payable in full within 30 days of the date of the invoice evidencing such Account Receivable, such Account Receivable must not be unpaid on the date that is 60 days after the due date. For Accounts Receivable which are due and payable in full within 60, 90 or 120 days of the date of the invoice evidencing such Account Receivable, such Account Receivable must not be unpaid on the date that is 30 days after the due date.

              (b) If invoices representing 10% or more of the unpaid net amount of all Accounts Receivable from any one Account Debtor are unpaid more than the number of days set forth in Section 4(a) above for such Accounts Receivable, then all Accounts Receivable relating to such Account Debtor shall cease to be Eligible Accounts Receivable.

       5. Additional Covenants. From the date of the Credit Agreement and thereafter until all of the Borrower's Obligations under the Credit Agreement are paid in full, the Borrower agrees that, unless the Lender shall otherwise consent in writing, it will not, and will not permit any Subsidiary to, do any of the following:

              5.1 Net Worth. Permit the Borrower's Net Worth at any time to be less than $3,000,000.

              5.2 Liabilities to Net Worth Ratio. Permit the ratio, as of the last day of any fiscal quarter, of the Borrower's consolidated total liabilities to the Borrower's Net Worth to exceed 4.0 to 1.0.

              5.3 Capital Expenditures.

                     (a) Make Capital Expenditures in an amount exceeding
              $3,000,000 on a consolidated basis in any fiscal year.

                     (b) Fund any Capital Expenditures with Revolving Loans in
              an amount exceeding $1,000,000 in any fiscal year.

              5.4 Cash Flow Coverage Ratio.

                     (a) Permit the ratio of the Borrower's EBITDA to the sum of
              (i) its consolidated interest expense (including, without limitation, imputed interest expense on Capitalized Leases) plus
              (ii) mandatory principal payments on Long Term Debt, plus (iii) income taxes actually paid during such period, to be less than (x)
              0.75 to 1.0 as of November 24, 1996, for the four consecutive fiscal quarters ending on that date and (y) 1.1 to 1.0 as of February 23, 1997, for the four consecutive fiscal quarters ending on that date.

                     (b) Subsequent to February 23, 1997, permit the ratio, as
              of the last day of any fiscal quarter, of the Borrower's EBlTDA for the four consecutive fiscal quarters ending on that date to the sum of (a) its consolidated interest expense (including without limitation, imputed interest expense on Capitalized Leases,) plus (b) mandatory principal payments on Long Term Debt, plus (c) cash Capital Expenditures not financed by Long Term Debt, plus (d) income taxes actually paid during such period, to be less than 1.1 to 1.0.

Borrower's Initials  /s/ wjl
Lender's Initials   /s/lhr
Dated as of October 31, 1996